UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2011

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53960	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2011 Annual Meeting of Stockholders on May 26, 2011.  Two proposals were on the agenda for the meeting:  Proposal 1, to elect six directors to hold office until the Company’s 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and Proposal 2, to consider and vote upon amendments to the Company’s Third Articles of Amendment and Restatement dated September 26, 2008, as amended (the “Charter”).

With respect to Proposal 1, all nominees standing for election as directors were elected to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

The voting results for each of the six persons nominated were as follows:

Nominee	Votes For	Votes Withheld
Christopher H. Cole	137,329,690	4,077,720
Marc T. Nemer	137,387,308	4,020,102
Thomas A. Andruskevich	137,278,287	4,129,123
Marcus E. Bromley	137,350,665	4,056,745
Scott P. Sealy	137,293,237	4,114,172
Leonard W. Wood	137,361,533	4,045,877

    With respect to Proposal 2, the favorable vote of a majority of all votes entitled to be cast at the 2011 Annual Meeting of Stockholders (an “absolute majority”) is required for approval of the amendments to the Charter.  Since the required absolute majority of favorable votes had not been obtained at the time the meeting was held, the stockholders approved a motion to adjourn the meeting, solely with respect to Proposal 2, until 1:00 p.m., Phoenix time, on Tuesday, June 28, 2011 in order to permit the continued solicitation of proxies.  The voting results on the motion to adjourn the meeting, solely with respect to Proposal 2, were as follows:

Votes For	Votes Against	Abstentions
130,177,660	2,218,229	9,011,521

The adjourned meeting will be held at the Company’s offices located at 2575 East Camelback Road, Suite 500, Phoenix, Arizona  85016.

No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 31, 2011	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer